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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 19, 2002
(Date of earliest event reported)

Equity Marketing, Inc.
(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)

(323) 932-4300
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On June 13, 2002, Equity Marketing, Inc. (the "Company") decided to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditors and appointed PricewaterhouseCoopers ("PWC") to serve as the Company's independent auditors for the year ending December 31, 2002. The decision to terminate the engagement of Andersen and to select PWC was approved by the Company's Board of Directors upon the recommendation of its Audit Committee. PWC's engagement by the Company is subject to satisfactory completion of PWC's acceptance procedures which are expected to be completed in the near term.

        Andersen's report on the Company's financial statements for the two fiscal years ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two fiscal years ended December 31, 2000, and December 31, 2001, and the subsequent interim period through June 13, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company's consolidated financial statements for such years. There were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated June 18, 2002, stating its agreement with these statements, is attached as Exhibit 16.1.

        In the years ended December 31, 2000 and December 31, 2001, and through the date hereof, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Business Acquired.

  Not applicable

(b)
Pro Forma Financial Information.

  Not applicable

(c)
Exhibits.

Exhibit No.	Description
16.1	Letter of Arthur Andersen LLP, dated June 18, 2002, regarding change in independent public accountants.
99.1	Press Release of Equity Marketing, Inc. issued on June 19, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

EQUITY MARKETING, INC.
Date: June 19, 2002	By:	/s/ LELAND P. SMITH
	Name:	Leland P. Smith
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Arthur Andersen LLP, dated June 18, 2002, regarding change in independent public accountants.
99.1	Press Release of Equity Marketing, Inc. issued on June 19, 2002.

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FORM 8-K
SIGNATURES
EXHIBIT INDEX